UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 23, 1999

                            BCAM INTERNATIONAL, INC.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         NEW YORK                      0-18109                   13-3228375
         --------                      -------                   ----------

(State or other jurisdiction  (Commission File Number)         (IRS Employer
    of incorporation)                                    Identification Number)



                1800 WALT WHITMAN ROAD, MELVILLE, NEW YORK 11747
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (516) 752-3550




 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.           Changes in Control of Registrant


                  See Item 2.


Item 2.           Acquisition or Disposition of Assets

     On September 23, 1999, BCAM International, Inc., ("BCAM," or the "Company") through its wholly-owned subsidiary, LungCheck Health, Inc., a Delaware corporation, , pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated September 15, 1999, acquired LungCheck, Inc. ("LungCheck"), a Delaware corporation, in a statutory merger of LungCheck, Inc. into LungCheck Health, Inc. (the "Merger").

     The terms of the Plan of Merger provide that each outstanding share of LungCheck common stock, par value $.001, immediately prior to the Merger shall be converted into 0.0032958 of a share of BCAM Series B convertible acquisition preferred stock, par value $.01 per share, and that each share of LungCheck preferred stock, par value $.001 per share shall be converted into 0.098884 of a share of BCAM Series A convertible acquisition preferred stock, par value $.01 per share. A description of the Series A and B preferred stock is contained in the attachments to the Merger Agreement which is attached as Exhibit (2) to this report on Form 8-K. Upon conversion of the BCAM Series A and B preferred stock into common stock of the Company, the shareholders of LungCheck will become the holders of approximately 80% of the total issued and outstanding common stock of the Company. Therefore, as a result of the Merger, effective control of the Company passed to the former shareholders of LungCheck. Michael Strauss, Chairman, Chief Executive Officer and President of the Company, will continue in that capacity.

     Holders of LungCheck options and warrants will receive comparable BCAM options and warrants.

     Since BCAM had no business operations immediately prior to the Merger as a result of the sinoff (defined below), and since the security holders of LungCheck will own approximately 80% of the equity of the combined Companies upon conversion of the BCAM Series A and B convertible acquisition preferred stock, the Merger will be treated as a "purchase business combination" and a "reverse acquisition" for accounting purposes in which BCAM is the legal acquirer and LungCheck is the accounting acquirer. As a result, the assets and liabilities of LungCheck will continue to be recorded at their historical carrying values (for accounting purposes, the assets and liabilities of BCAM that LungCheck acquired will not be significant), and the historical financial statements of the merged companies before and after the effective date of the Merger will be those of LungCheck, the accounting acquirer.

     Immediately prior to the Merger, the Company transferred to ISTX, Inc. ("ISTX"), a Delaware corporation, which was then a 90% owned subsidiary of the Company, all of the then technology holdings at the Company, including intelligent surface technology and microvalve technology, and the Company also assigned all of its licensing agreements with Textron and Reebok. to ISTX. In consideration of the technology transfer and assignment, ISTX agreed to assume substantially all of the trade debt of the Company immediately prior to the Merger and the Company agreed to transfer Two Hundred Fifty Thousand ($250,000) Dollars to ISTX immediately after the Merger, which transfer was made.

     Immediately prior to the Merger, the Company transferred its 90% interest in ISTX to the Company's stockholders of record on September 22, 1999 by way of a declared stock dividend on the basis of one share of ISTX for one share of BCAM common stock held of record on September 22, 1999 (the "Spinoff"). Certificates of ISTX common stock issuable in the Spinoff will not be delivered until ISTX has filed a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and ISTX has prepared a disclosure statement to accompany the delivery of the certificates representing the shares.

     As a result of the Spinoff, the Company had virtually no business operations immediately by the Merger and the business of LungCheck is now the sole business of the Company.

The LungCheck Business

     LungCheck is a medical technology company whose products identify the presence of the most common forms of lung irritants and monitor cellular abnormalities in the lungs thereby assisting physicians with the early detection of disease. LungCheck provides innovative pathology services in conjunction with the quantitative sputum cytology test. In addition to marketing its products and services to specialty medical providers currently servicing the occupational health market, LungCheck has been marketing to large companies within the occupational health market that are compelled (by OSHA, EPA or self-imposed standards) to screen and monitor their employee populations for lung disease. LungCheck also sells its products to large corporations and non-corporate organizations such as unions and the military that are part of the occupational health market. The Company plans to expand on this strategy by making sales to the life and health insurance industry for risk assessment screenings as well as to companies of organized providers. To date, sales have not been significant.

     Management believes that there is a need for a medical technology that enables early detection of serious pulmonary disease. Like cervical cancer, if detected early, lung cancer can be treated successfully in a majority of cases. Based on the long-term success of the Pap Smear for early detection of cervical cancer, management believes that LungCheck, a tool that can be viewed as a "Pap Smear for the lungs," is an equally valuable tool to be used for the early detection and monitoring of pulmonary disease.

     The LungCheck laboratory test (the "LungCheck Test") is an enhancement to routine sputum cytology, which is a test for the presence of cancerous cells only. When performing the LungCheck Test, doctors perform analyses whereby certain specific cellular and non-cellular components collected from the fluid that lines the airways of the lungs (called "sputum") are identified and quantified. These cellular components are indicators of inflammation as well as the overall level of damage that has been done to the lungs through occupational, environmental and/or smoking irritants. Upon completion of the LungCheck Test, a report is generated that helps physicians and patients identify the condition of their lungs and provides information about steps to be taken to reduce existing damage.

     The LungCheck Test utilizes a patented collection device whereby the patient or physician collects a specimen for three consecutive mornings and then mails the specimen container to the Company's laboratory for processing, evaluation and interpretation. The LungCheck Test collection service has several important attributes: (i) it is easy to use; (ii) it is designed for mail delivery; and (iii) it can be administered without a visit to a physician's office. Once the collected specimen arrives at the laboratory, specially trained personnel then utilize a proprietary screening technique to perform the analysis.

     LungCheck has compiled a proprietary database and archive system that consists of approximately 15,000 patient lung pathology cases which is complete with demographic and medical data on each patient. It serves as the basis for the proprietary diagnostic algorithms used to produce the Company's pathology report and can be the foundation for follow-on research pertaining to various aspects of pulmonary cytology.

 The Company's Strategy

     The Company believes that there is significant market opportunity in the life insurance and health insurance industry due to the frequency with which corporations are requiring pre-enrollment physicals for life, health and accidental death & disability policies (paramedical testing). The Company intends to access this market through the medical directors of these insurance companies.

     The Company believes that there is an opportunity to provide (i) a value-added test to organized large physician groups to enhance revenue at the provider level; (ii) provide screening and monitoring capabilities; and (iii) additional clinical data which is currently unavailable with routine sputum cytology and/or any other medical diagnostic tool. The Company intends to access this market through the medical directors of healthcare provider companies.

     There are several healthcare delivery models that exist in the market for occupational health services. The Company plans to penetrate the occupational health market by targeting businesses that have involvement with the delivery of care to potential end-users of the LungCheck service.

     The Company plans to target corporations that administer their own healthcare programs for employees, corporations who outsource occupational health examinations to large medical companies that own and/or manage outpatient clinics, corporations who outsource testing of employees to Preferred Provider Organizations when a large coverage network is needed, and companies who contract with outside consultants that perform the function of medical director and have responsibility for setting medical surveillance policies, corporate compliance programs and overall health and safety standards and programs.

     In addition to the foregoing, Company has established relationships with various unions and is attempting to establish relationships with various groups within the military that are considered "at-risk" for lung disease due to occupation related exposure.

     The Company, which has only recently acquired LungCheck, will need to implement its sales and marketing strategy, and it is not expected that sufficient sales of LungCheck tests will be generated in the short term to place the Company on a self-sustaining cost flow basis. Several financing transactions were concluded in connection with the Merger which have and are expected to result in the infusion of approximately Seven Hundred Fifty Thousand ($750,000) Dollars of working capital. A substantial part of these funds has been expended for transaction costs and the payment of certain obligations. Accordingly, if self-sustaining cash flow is not achieved in the first quarter of 2000, additional financing will be required by the Company to continue operations.

 Elimination of Repricing Rights

     In a transaction related to the Merger, the Company issued 13,125,000 shares of common stock to the holders of certain shares of common stock purchased in a 1998 private placement which had "repricing rights" based on the market value of the BCAM common stock. Such issuance was in full satisfaction of such repricing rights.



Item 7.           Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     See Index to Financial Statements of LungCheck, Inc. on page F-1 herein.

     (b) Pro Forma Financial Statements.

     Subsequent to the Merger, which is to be accounted for as a "reverse acquisition," the historical financial statements of the Company will be those of LungCheck Inc., the accounting acquirer (see Item 2 herein). Information as to any significant pro forma effects of the Merger on the historical financial statements of LungCheck Inc. will either be filed by amendment or included in the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1999.

     (c) Exhibits.

           (2)      Agreement and Plan of Merger among BCAM
                    International, Inc., LungCheck Health, Inc. and LungCheck Inc. dated as of September 15, 1999.

            (2.1)   Amendment to Merger Agreement dated October 8, 1999.


Forward Looking Statements

                  This Form 8-K contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate" and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences are detailed from time to time in the Company's Securities and Exchange Commission reports. Historical results are not necessarily indicative of trends in operating results for any future period.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BCAM INTERNATIONAL, INC.



                                             By:/s/ Michael Strauss
                                                -------------------
                                                Michael Strauss, Chairman
                                                of the Board of Directors,
                                                President and Chief Executive
                                                Officer
Date:    October 7, 1999

                                 LUNGCHECK INC.

                          INDEX TO FINANCIAL STATEMENTS




                                                                                                                     PAGE

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                                              F-2

BALANCE SHEET
     DECEMBER 31, 1998                                                                                                F-3

STATEMENTS OF OPERATIONS
     YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM JANUARY 30, 1997
     (DATE OF INCEPTION) TO DECEMBER 31, 1997                                                                         F-4

STATEMENTS OF STOCKHOLDERS' DEFICIENCY
     YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM JANUARY 30, 1997
     (DATE OF INCEPTION) TO DECEMBER 31, 1997                                                                         F-5

STATEMENTS OF CASH FLOWS
     YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM JANUARY 30, 1997
     (DATE OF INCEPTION) TO DECEMBER 31, 1997                                                                       F-6/7

NOTES TO FINANCIAL STATEMENTS                                                                                       F-8/24




                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
LungCheck Inc.


We have audited the accompanying balance sheet of LUNGCHECK INC. as of December 31, 1998, and the related statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 1998 and the period from January 30, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LungCheck Inc. as of December 31, 1998, and its results of operations and cash flows for year ended December 31, 1998 and the period from January 30, 1997 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the financial statements, the Company has not generated any significant revenues from the LungCheck(R) diagnostic test technology that is its principal asset, and its operations have generated losses and cash flow deficiencies from its inception. As of December 31, 1998, the Company had substantial working capital and stockholders' deficiencies. In addition, it was in violation of certain of the covenants in its loan agreements. Such matters raise substantial doubt about the Company's ability to continue as a going concern and realize the carrying value of the LungCheck(R) diagnostic test technology. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                 J.H. COHN LLP
Roseland, New Jersey
July 23, 1999

                                 LUNGCHECK INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1998


                                     ASSETS

Current assets:
    Cash and cash equivalents                                                                                 $           -
    Accounts receivable, less allowance for contractual discounts
       and doubtful accounts of $56,000                                                                              26,401
    Other current assets                                                                                              1,261
                                                                                                               ------------
          Total current assets                                                                                       27,662

Equipment, net of accumulated depreciation of $19,956                                                               103,278
Technology costs, net of accumulated amortization of $168,241                                                     1,009,448
Debt issuance costs, net of accumulated amortization of $27,705                                                     123,858
                                                                                                               ------------

          Total                                                                                                  $1,264,246
                                                                                                                 ==========

                            LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Notes payable (including obligations in default)                                                             $1,971,465
    Current portion of capital lease obligations                                                                     15,634
    Accounts payable                                                                                                 50,256
    Accrued expenses                                                                                                422,104
                                                                                                               ------------
          Total current liabilities                                                                               2,459,459

Capital lease obligations, net of current portion                                                                    29,496
                                                                                                               ------------

          Total liabilities                                                                                       2,488,955
                                                                                                               ------------
Commitments and contingencies

Stockholders' deficiency:
    Preferred stock,  4,000,000 shares authorized;  3,000,000 shares of Series A
       Convertible preferred stock, $.001 par value, authorized;
       2,658,511 shares issued and outstanding                                                                        2,658
    Common stock, par value $.001; 10,000,000 shares authorized;
       3,000,000 shares issued and outstanding                                                                        3,000
    Additional paid-in capital                                                                                    3,378,021
    Accumulated deficit                                                                                          (4,608,388)
                                                                                                               ------------
          Total stockholders' deficiency                                                                         (1,224,709)
                                                                                                               ------------
          Total                                                                                                  $1,264,246
                                                                                                                 ==========




See Notes to Financial Statements.

                                 LUNGCHECK INC.

                            STATEMENTS OF OPERATIONS
          YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM JANUARY 30, 1997
                    (DATE OF INCEPTION) TO DECEMBER 31, 1997




                                                                                                 1998                1997
                                                                                                 ----                ----

Net revenues                                                                               $      93,740      $      45,481
                                                                                           -------------      -------------

Operating expenses:
    Cost of revenues                                                                             345,632            154,638
    Selling                                                                                      468,620            445,494
    General and administrative                                                                 1,431,849          1,258,337
                                                                                            ------------       ------------
       Totals                                                                                  2,246,101          1,858,469
                                                                                            ------------       ------------

Loss from operations                                                                          (2,152,361)        (1,812,988)
                                                                                            ------------       ------------

Nonoperating income (expense):
    Interest expense                                                                            (249,118)          (208,997)
    Interest income                                                                               36,097
    Other income                                                                                                      1,290
                                                                                            ------------       -------------
       Totals                                                                                   (213,021)          (207,707)
                                                                                            ------------       -------------

Net loss                                                                                     $(2,365,382)       $(2,020,695)
                                                                                             ===========        ===========


Basic net loss per common share                                                               $(.79)              $(.67)
                                                                                              =====               =====


Basic weighted average number of common shares outstanding                                     3,000,000          3,000,000
                                                                                               =========          =========

See Notes to Financial Statements.
                                      F-4

                                 LUNGCHECK INC.

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
          YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM JANUARY 30, 1997
                    (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                               Series A Convertible                              Additional
                                                 Preferred Stock     Common Stock   Subscriptions Paid-in  Accumulated
                                                 Shares    Amount   Shares    Amount  Receivable  Capital    Deficit       Total
                                                 ------    ------   ------    ------  ----------  -------    -------       -----

Initial issuance of shares effective
    January 30, 1997 .......................                        3,000,000  $3,000                                      $  3,000
Estimated fair value of detachable warrants
    issued in connection with convertible
    bridge notes ...........................                                                     $ 161,709                  161,709
Conversion of bridge notes into preferred
    stock ..................................       851,250  $  851                                 850,399                  851,250
Unamortized bridge note issuance costs .....                                                       (87,953)                 (87,953)
Unamortized discount on bridge notes .......                                                      (101,068)                (101,068)
Costs related to conversion of bridge notes                                                        (85,125)                 (85,125)
Units of shares and warrants sold in Decem-
    ber 1997 through private placement and
    subscription to purchase units .........     1,693,539   1,694                    $(100,000) 2,877,323                2,779,017
Costs related to private placement .........                                                      (474,017)                (474,017)
Estimated fair value of:
    Stock options issued for services ......                                                        60,000                   60,000
    Warrants issued for loan fees ..........                                                        24,633                   24,633
Preferential distribution to stockholders in
    conjunction with the purchase of techno-
    logy ...................................                                                                 $(222,311)    (222,311)
Net loss ...................................                                                                (2,020,695)  (2,020,695)
                                                 ---------   -----  ---------   -----  --------- ---------  -----------  -----------
Balance, December 31, 1997 .................     2,544,789   2,545  3,000,000   3,000  (100,000) 3,225,901  (2,243,006)     888,440
Proceeds from payments of subscriptions
    receivable .............................                                            100,000                             100,000
Units of shares and warrants sold in March
    and April 1998 through private placement       113,722     113                                 193,214                  193,327
Costs related to private placement .........                                                       (41,094)                 (41,094)
Net loss ...................................                                                                (2,365,382)  (2,365,382)
                                                 ---------  ------   ---------  ------ ------- ----------- ------------ ------------

Balance, December 31, 1998 .................     2,658,511  $2,658  3,000,000  $3,000 $  --   $ 3,378,021 $(4,608,388) $(1,224,709)
                                                 =========  ======  =========  ====== ======= =========== ============ ============

See Notes to Financial Statements.

                                 LUNGCHECK INC.

                            STATEMENTS OF CASH FLOWS
                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM
                      JANUARY 30, 1997 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1997



                                                                                                  1998               1997
                                                                                                  ----               ----

Operating activities:
    Net loss                                                                                 $(2,365,382)       $(2,020,695)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
       Depreciation of equipment                                                                  20,339             19,956
       Amortization of technology costs                                                          168,241
       Amortization of debt issuance costs and debt discount                                      32,705            113,414
       Deferred interest expense                                                                  96,280
       Provision for bad debts                                                                    20,900             35,000
       Issuance of stock options for services                                                                        60,000
       Changes in operating assets and liabilities:
          Accounts receivable                                                                    (32,460)           (49,842)
          Other current assets                                                                    35,160            (36,421)
          Accounts payable                                                                        13,523             36,734
          Accrued expenses                                                                        (8,100)           333,924
          Liability under agreement for purchase of technology                                (1,025,000)         1,025,000
                                                                                            ------------       ------------
              Net cash used in operating activities                                           (3,043,794)          (482,930)
                                                                                            ------------       ------------

Investing activities:
    Purchases of equipment                                                                       (49,945)           (29,587)
    Purchase of technology                                                                                       (1,050,000)
                                                                                          --------------       ------------
              Net cash used in investing activities                                              (49,945)        (1,079,587)
                                                                                          --------------       ------------

Financing activities:
    Proceeds from issuances of convertible bridge notes                                                             851,250
    Proceeds from issuances of notes payable                                                     100,000          1,612,800
    Repayments of notes payable                                                                  (71,702)
    Debt issuance and conversion costs                                                           (13,035)          (279,254)
    Repayments of capital lease obligations                                                      (13,345)            (5,566)
    Proceeds from issuances of preferred stock, net of
       expenses                                                                                  252,233          2,219,875
    Proceeds from initial issuance of common stock                                                                    3,000
                                                                                         ---------------       ------------
              Net cash provided by financing activities                                          254,151          4,402,105
                                                                                         ---------------       ------------

Net increase (decrease) in cash and cash equivalents                                          (2,839,588)         2,839,588

Cash and cash equivalents, beginning of period                                                 2,839,588               -
                                                                                         ---------------       ------------

Cash and cash equivalents, end of period                                                 $        -             $ 2,839,588

                                                                                         ================       ===========

                                 LUNGCHECK INC.

                            STATEMENTS OF CASH FLOWS
                  YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM
                      JANUARY 30, 1997 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1997



                                                                                                  1998               1997
                                                                                                  ----               ----

Supplemental disclosures of cash flow data:
    Interest paid                                                                            $   120,129       $     19,782
                                                                                             ===========       ============

Supplemental schedule of noncash investing and financing activities:
    Capital lease obligations incurred to acquire equipment                                                    $     93,528
                                                                                                               ============

    Carrying value of bridge notes, net of unamortized debt discount and
       debt issuance costs of $189,021, converted into preferred stock                                          $   662,229
                                                                                                                ===========

    Notes issued  to  related  parties  for  technology  of which  $127,689  was allocated to technology  costs and $222,311 was allocated to preferential distribution to
       stockholders in connection with purchase of technology                                                  $    350,000
                                                                                                               ============


See Notes to Financial Statements.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Business and summary of significant accounting policies:
          Business and organization:

     LungCheck Inc. (the "Company") was incorporated on January 30, 1997 in the State of Delaware for the purpose of acquiring, enhancing and marketing LungCheck(R) diagnostic test technology. The technology, which was originally licensed by and then acquired from a related party (see Note 4) is used to provide a specialized sputum cytology laboratory service. The service includes a quantitative assessment of the pulmonary health of lung cells based on a comprehensive review of different cellular and noncellular indicators, as well as the early identification of cancer and other abnormal cells in the fluids found in the lungs known as sputum. The results of the assessment are included in a cytology report which is produced from a database and specialized software containing comparative pulmonary health information.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Revenue recognition:

     Revenues are recognized upon the completion of the cytology report.

     Cash and cash equivalents:

     The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

     Equipment:

     Equipment is stated at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which range from five to seven years.

     Intangible assets:

     Intangible assets are stated at cost. Technology costs are amortized using the straight-line method over an estimated useful life of seven years. Debt issuance costs are amortized over the term of the related obligation.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Business and summary of significant accounting policies (continued):

     Impairment of long-lived assets:

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as equipment and technology costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of the assets to their carrying amounts.

     Advertising:

     The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were immaterial in 1998 and totaled approximately $131,000 for the period from January 30, 1997 to December 31, 1997.

     Stock options:

     In accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), the Company will only recognize compensation costs as a result of the issuance of stock options to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Therefore, the Company will not be required to recognize compensation expense as a result of any grants to employees at an exercise price that is equal to or greater than fair value. The Company will also make pro forma disclosures, in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options had been applied instead if such amounts differ materially from the historical amounts.

     Income taxes:

     The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Business and summary of significant accounting policies (concluded):

     Net earnings (loss) per share:

     The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings (loss) per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock (net income or loss adjusted for preferred dividend requirements, if any) by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of preferred stock, were issued during the period.

     No diluted per share amounts have been presented in the accompanying statements of operations because the assumed effects of the exercise of options and warrants outstanding at December 31, 1998 and 1997 would have been anti-dilutive.

     Recent accounting pronouncements:

     The Financial Accounting Standards Board and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain accounting pronouncements as of December 31, 1998 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect as of December 31, 1998.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 2- Basis of presentation:

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated any significant revenues from the LungCheck(R) diagnostic test technology that is its principal asset (see Note 4), and its operations have generated losses and cash flow deficiencies from its inception on January 30, 1997. The Company had substantial working capital and stockholders' deficiencies and was in violation of certain of the covenants in its loan agreements (see Note 6) as of December 31, 1998. During January 1999, the Company extended the due dates of certain loans (see Note 6) and borrowed an additional $400,000 through the private placement of secured notes (see
     Note 12); however, certain of the loans now bear extremely high interest rates or require issuance of a substantial number of shares of common stock as fees for loan extensions. During the period from January 1, 1999 to June 30, 1999, the Company's operations continued to generate substantial losses and cash flow deficiencies. Management expects that such losses and cash flow deficiencies will continue through at least December 31, 2001 while the Company continues to develop markets for its services. Such matters raise substantial doubt about the Company's ability to continue as a going concern and realize the carrying value of its technology unless the Company is able to obtain additional financing and, ultimately, increase revenues and generate sufficient profits and cash flows to sustain its operations.

     During the last three months of 1998 and the first six months of 1999, management began to reorganize the Company's operations. The Company has engaged a consulting firm specializing in medical sales and marketing strategies to prepare a business plan and explore strategic alternatives which include, among other things, potential business combinations and other potential sources of financing. Expenses have been reduced through the outsourcing of certain medical, sales and marketing positions. The Company has also reduced expenses by eliminating certain internal personnel costs and other costs of services through an agreement whereby a medical diagnostic company is processing LungCheck(R) tests and reporting on their results. In addition, management believes the Company has developed a more viable marketing strategy. This strategy focuses on the promotion of prevention programs, instead of monitoring programs, and on the occupational health and corporate wellness program markets.

     In order to implement its new marketing strategy and enable the Company to become commercially successful, the Company will need to restructure its debt and obtain additional debt and/or equity financing. During January 1999 and the period from its inception through December 31, 1998, the Company obtained financing primarily from loans from InterEquity (a small business investment company); loans from stockholders and other related parties; the private placement of convertible bridge notes (which were subsequently converted into common stock) and secured promissory notes; and the private placement of units of shares of preferred stock and warrants to purchase common stock. Management is continuing its efforts to obtain additional debt and/or equity financing for the Company from financial institutions, other private investors and potential strategic partnerships.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 2- Basis of presentation (concluded):

     As further described in Note 12, on June 11, 1999, the Company signed a nonbinding letter of intent pursuant to a plan for its recapitalization and merger with BCAM International, Inc. ("BCAM"). If the plan is consummated,
     (i) the Company would become a subsidiary of BCAM and continue its current operations and BCAM would have been a nonoperating, publicly held "shell company" immediately prior to the consummation of the plan; (ii) certain accounts payable, the notes and loans payable to stockholder as of December 31, 1998, the notes issued in January 1999 and the accrued interest on those notes and loans would be converted into convertible preferred stock of the combined companies; (iii) the Company's preferred and common stockholders would become the holders of convertible preferred stock that would comprise the majority of the voting shares of the combined companies; and (iv) the combined companies would have approximately $750,000 in cash from new financing. Management of the Company believes that the combined companies will have sufficient resources for the continuation of their operations through at least December 31, 1999 if the plan is consummated.

     Management cannot assure that the Company will be able to develop a successful marketing strategy or obtain the financing needed to develop commercially successful operations through the consummation of the plan for the Company's recapitalization and merger or through any other means. The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.


Note 3 - Equipment:

     Equipment consisted of the following at December 31, 1998:

                    Furniture and fixtures                                                                    $  30,355
                    Computer equipment                                                                           49,177
                    Equipment under capital lease obligations                                                    64,041
                                                                                                             ----------
                                                                                                                143,573
                    Less accumulated depreciation (A)                                                            40,295
                                                                                                             ----------
                         Total                                                                                 $103,278
                                                                                                             ==========

                    (A) Includes $21,846 applicable to equipment under capital leases at December 31, 1998.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 4 - Acquisition of technology:

     The Company acquired the LungCheck(R) diagnostic test technology from LungCheck, Ltd. ("LC Ltd.") on December 30, 1997. The Company had been using the technology from its inception through the date of acquisition without charge pursuant to a license agreement with LC Ltd. The technology acquired included a patent, registered trademarks, software and other copyrights, a data base, know-how and other intellectual property used in the provision of pathology services for the early detection of pulmonary diseases. Since LC Ltd. was controlled by stockholders that also owned a 16.2% interest (on a fully diluted basis) in the Company as of the date of the acquisition, the Company allocated $1,177,689 of the total consideration of $1,400,000 to the cost of the technology and the remaining $222,311 as a preferential noncash distribution to stockholders that was charged to stockholders' equity.


Note 5 - Income taxes:

     The Company had net operating loss carryforwards of approximately $3,900,000 and $1,700,000 available to reduce future Federal taxable income as of December 31, 1998 and 1997, respectively. There were no other material temporary differences as of those dates. If not used, net operating loss carryforwards as of December 31, 1998 will expire at various dates through 2018. As a result of changes in the ownership of the Company arising from the planned recapitalization and merger described in Note 12, the utilization of these loss carryforwards may be subject to substantial annual limitations.

     Deferred tax assets of approximately $1,326,000 and $578,000 attributable to the potential benefits from such net operating loss carryforwards as of December 31, 1998 and 1997, respectively, were offset by equivalent valuation allowances due to the uncertainties related to the extent and timing of the Company's future taxable income and, accordingly, the Company did not recognize a credit for income taxes in 1998 and 1997.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 6 - Long-term debt:

     Long-term debt was comprised of the following at December 31, 1998:

                   Note  originally  payable  to  InterEquity  Capital  Partners
                   ("InterEquity") in monthly  installments of $24,057 including interest at 12% through December 31, 2002; net of unamortized discount of $19,634 (see Note 10); secured by a first lien on substantially all of the Company's assets. The Company was in violation of certain  loan  covenants as of December 31, 1998 and, as a result,  payments totaling $727,299  originally due
                   in  years   subsequent   to  December   31,  1999  have  been
                   reclassified as current liabilities (A)                                                      $ 908,665

                   Note payable to LC Ltd. for the purchase of  technology  (see
                   Note 4); with interest at 10%; originally payable on December
                   31, 1999; secured by the Company's technology (B) (C)                                          350,000

                   Note payable to stockholder; with interest at 10%; originally payable on December 31, 1999; secured by all of the Company's
                   assets other than technology (B) (C)                                                           612,800

                   Noninterest bearing loans payable to stockholder due on demand (D)                             100,000
                                                                                                             ------------
                                                                                                                1,971,465
                   Less current portion                                                                         1,971,465
                                                                                                             ------------
                   Long-term debt                                                                            $     -
                                                                                                             ============

(A) On January 15, 1999, the loan agreement was amended to allow the Company to defer any monthly principal payment due in 1999. The Company will be required to issue the number of shares of its common stock that equals the principal amount deferred multiplied by 1.5 to InterEquity as a fee for each payment deferred (see
                          Note 12). The principal balance remaining as of December 31, 1999 will be amortized through equal monthly payments, including interest at 12%, over the period from January 1, 2000 through December 31, 2002.

(B) Pursuant to amendments to the loan agreements dated January 30, 1999, principal and interest are payable within 30 days after the conclusion of the sale of substantially all of the Company's assets or on the record date set by the Company for any payments to be made to liquidate the outstanding shares of convertible preferred stock.

(C) The rights to payments and the interests in the pledged assets are subordinated to the rights of InterEquity.

                                      F-14


                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 6 - Long-term debt (concluded):
(D) On January 15, 1999, the $100,000 loan became evidenced by a senior subordinated promissory note with a principal balance of $250,000 that will be payable on the earlier of December 31, 1999 or the date, if any, on which there is a change in the control of the Company. The discount on the note of $150,000 (60%) will be amortized to expense over the period from January 15, 1999 to December 31, 1999. The note is secured by all of the Company's assets. The rights to payments and the interests in the pledged assets are subordinated to the rights of InterEquity.

     Interest expense on loans from related parties totaled approximately $96,000 and $54,000 for the year ended December 31, 1998 and for the period from January 30, 1997 to December 31, 1997, respectively.

     Management believes that the fair value of the Company's note payable to InterEquity does not differ materially from their aggregate carrying value at December 31, 1998 because the note is a short-term obligation with terms that were renegotiated shortly-after that date. Because of the relationship between the Company and its related parties, management believes that there is no practical method that can be used to determine the fair values of notes and loans payable to related parties.


Note 7 - Other related party transactions

     During 1998, the Company was charged fees totaling approximately $198,000 by a stockholder for pathology services.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 8 - Capital lease obligations:

     The Company leases laboratory equipment under capital leases that expire through February 2002. The following is a schedule by years of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1998:

                     Year Ending
                    December 31,                                                            Amount
                    ------------                                                            ------

                         1999                                                                 $19,186
                         2000                                                                  17,908
                         2001                                                                  12,982
                         2002                                                                   1,299
                                                                                            ---------
                                                                                               51,375
                         Less amount representing interest dis-
                             counted at rates ranging from 8.25%
                              to 10.5%                                                          6,245
                                                                                            ---------
                                                                                               45,130
                         Less current portion                                                  15,634
                                                                                            ---------
                         Long-term portion                                                    $29,496
                                                                                            =========

Note 9 - Commitments and contingencies:

     Operating leases:

     The Company leases its facilities under an operating lease that expires in June 2002. The lease, as amended in November 1998, requires the payment of minimum annual rentals plus real estate taxes, insurance, utilities and maintenance costs. Rent expense totaled approximately $94,000 and $63,000 for the year ended December 31, 1998 and the period from January 30, 1997 to December 31, 1997, respectively. The Company was originally leasing the facilities from one of its stockholders. In April 1999, the stockholder sold the premises and assigned the lease to the new, unrelated owner.

     Future minimum rental payments required under the noncancelable operating lease in years subsequent to December 31, 1998 were as follows:

                         Year Ending
                         December 31,                                                          Amount
                         ------------                                                          ------

                            1999                                                            $  42,612
                            2000                                                               45,150
                            2001                                                               47,406
                            2002                                                               24,282
                                                                                           ----------

                               Total                                                        $ 159,450
                                                                                           ==========

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 9 - Commitments and contingencies (concluded):

     Employment agreement:

     The Company is committed to compensate an officer at the annual rate of $130,000 through February 2000.

     Consulting agreements and commitment to issue stock options:

     The Company has agreed to make monthly payments to a marketing consultant during a three year period that began in September 1997 equal to the greater of $4,000 or a percentage of sales that declines as sales volume increase. The Company is also obligated to issue options to the consultant to purchase 5,000 shares of the Company's common stock after the consultant has generated total sales of 1,000 LungCheck(R) tests and options to purchase an additional 5,000 shares of the Company's common stock after the consultant has generated total sales of 5,000 LungCheck(R) tests. The options will be exercisable at $2.20 per share during the five-year period after their issuance.

     In 1997, the Company also agreed to make monthly payments of $4,000 to an investment banker for consulting services through August 13, 1999.

     Commitment to issue warrants:

     If the Company has not completed an initial public offering of its common stock, or a majority of its common stock has not been acquired, at a price of at least $5.00 per share, and the loan from InterEquity (see Note 6) has not been repaid at any time prior to January 1, 2002, the Company will be required to issue warrants to purchase up to 350,000 shares of its common stock to InterEquity at various dates as follows: 50,000 warrants on January 1, 2000, 100,000 warrants on January 1, 2001 and 200,000 warrants on January 1, 2002. Each warrant will be exercisable for the purchase of one share of common stock at $2.20 per share for a period of five years from the date of issuance.


Note 10- Stockholders' deficiency:

     In July 1997, the Board of Directors and stockholders of the Company approved a 3-for-1 split and a decrease from $.003 to $.001 per share of the par value of its common stock. All share and per share amounts in the accompanying financial statements and these notes have been retroactively restated to reflect the effects of the stock split and change in par value.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 10- Stockholders' deficiency (continued):

     In September 1997, the stockholders approved amendments to the Company's charter that authorized the issuance of up to 10,000,000 shares of common stock and up to 4,000,000 shares of preferred stock with a par value of $.001 per share. Up to 3,000,000 shares of preferred stock may be issued as Series A convertible preferred stock ("Series A"). Each Series A share has a liquidation preference of $1.70. Accordingly, the 2,658,525 Series A shares outstanding at December 31, 1998 had an aggregate liquidation preference of $4,519,492. Each Series A share is entitled, effectively, to one vote per share and to a dividend equivalent to any cash dividend declared on a share of the Company's common stock. Each Series A share is convertible into one share of common stock at the option of the holder one year after the date of issuance and will be converted into one share of common stock upon the consummation of an initial public offering of the Company's common stock that generates proceeds of at least $10,000,000 and meets certain other conditions. If such an offering is not consummated by October 1, 2002, the holders of Series A shares will have the option to redeem their shares during the subsequent twelve month period.

     On August 15, 1997, the Company sold 12% convertible bridge notes ("Bridge Notes") with an aggregate principal balance of $851,250, convertible into Series A shares at $1.00 per share through August 14, 1998, and detachable warrants to purchase 851,250 shares of common stock, exercisable at $1.10 per share through August 14, 2002. The sales were made through a private placement that was exempt from registration under the Securities Act of 1933. The Company received proceeds from the sale of $766,125, net of issuance costs for commissions paid to the placement agent of $85,125. The Company also issued warrants to purchase 85,125 shares of common stock at $1.10 per share exercisable through August 14, 2002 as an additional fee for the services of the placement agent. The Company valued the warrants issued in connection with the issuance of the Bridge Notes at $161,000 based on their estimated fair value determined by using methods required by SFAS 123. Accordingly, the Company initially reduced the carrying value of the Bridge Notes for debt discount, and increased additional paid-in capital, by the $161,000 value attributed to the warrants.

     The Bridge Notes were initially scheduled to mature on August 14, 1998. The Company issued 851,250 Series A shares in December 1997 upon the conversion of all of the Bridge Notes and reduced its stockholders' deficiency by $577,104, which represented the initial principal amount of the notes of $851,250 net of unamortized issuance costs of $87,953, unamortized debt discount of $101,068 and additional costs of conversion of $85,125.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 10- Stockholders' deficiency (continued):

     On December 30, 1997, the Company sold 57.58 units for a total of $2,879,017 or $50,000 per unit. The sales were made through a private placement that was exempt from registration under the Securities Act of 1933. Each unit consisted of 29,412 Series A shares and warrants to purchase 22,059 shares of common stock exercisable for the purchase of one share of common stock at $2.20 per share through December 2002 and, accordingly, the Company issued 1,693,537 Series A shares and warrants to purchase a total of 1,270,161 shares of common stock. The Company received proceeds of $2,040,500, net of commissions and other offering expenses of $474,017, of which $1,940,500 was received through a cash payment at the closing and $100,000 was received pursuant to a subscription agreement. The receivable from the subscription was paid during 1998. The Company also issued warrants to the placement agent for the purchase of Series A shares as further explained below.

     On December 30, 1997, the Company issued warrants to purchase 591,528 shares of common stock exercisable at $2.20 per share through December 29, 2002 as part of the consideration for the loan from InterEquity (see Note
     6). The Company valued the warrants at $24,633 based on their estimated fair value determined by using methods required by SFAS 123. Accordingly, the Company initially reduced the carrying value of the note payable to InterEquity for debt discount, and increased additional paid-in capital, by the $24,633 value attributed to the warrants.

     The Company increased additional paid-in capital and charged operating expenses for the estimated fair value of $60,000 attributed to options issued to consultants during 1997 (see Note 11).

     In March and April 1998, the Company sold 3.87 units for a total of $193,327 or $50,000 per unit. The sales were made through a private placement that was exempt from registration under the Securities Act of 1933. Each unit consisted of 29,412 Series A shares and warrants to purchase 22,059 shares of common stock exercisable for the purchase of one share of common stock at $2.20 per share through March 22, 2003 and, accordingly, the Company issued 113,722 Series A shares and warrants to purchase a total of 85,303 shares of common stock. The Company received proceeds of $152,233, net of commissions and other offering expenses of $41,094

     In connection with the private placements of units in December 1997 and March and April 1998, the Company also issued warrants to purchase 672,500 shares of common stock at $2.20 per share exercisable through December 31, 2002 as an additional fee for the services of the placement agent.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 10- Stockholders' deficiency (concluded):

     As a result of the transactions described above, the Company issued a total of 2,658,525 Series A shares and 3,555,867 common shares during the period from its inception on January 30, 1997 through December 31, 1998, all of which remained outstanding as of December 31, 1998. There were 2,658,525 common shares reserved for issuance upon the conversion of Series A shares as of December 31, 1998. The number of common shares reserved for issuance upon the exercise of warrants as of December 31, 1998 and their exercise prices and expiration dates are summarized below:

                       Shares Subject
                          to Warrants                           Exercise Price                    Expiration Date
                          -----------                           --------------                    ---------------

                               936,375                              $1.10                   August 14, 2002
                             1,861,689                               2.20                   December 29, 2002
                               672,500                               2.20                   December 31, 2002
                                85,303                               2.20                   March 22, 2003


Note 11- Stock options:

     During 1997, the Company adopted and the Board of Directors approved the 1997 Stock Incentive Plan (the "1997 Plan"). The 1997 Plan provides for grants of incentive stock options ("ISOs"), nonqualified stock options and/or stock appreciation rights to the Company's employees, directors, consultants and advisors to purchase up to 750,000 shares of the Company's common stock. The option price per share for ISOs granted under the 1997 Plan may not be less than the fair market value of a share of the Company's common stock on the date of grant, provided that the exercise price of any ISO granted to an employee owning more than 10% of the outstanding common shares of the Company may not be less than 110% of the fair market value of the shares on the date of grant. Options vest and are exercisable over periods determined by the Board of Directors provided that no option may be exercisable more than ten years from the date of grant.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 11- Stock options (continued):

     A summary of the status of the Company's shares subject to and/or reserved for issuance upon the exercise of incentive and nonqualified stock options as of December 31, 1998 and 1997 and the changes in stock options outstanding during the years then ended is presented below:

                                                                            1998                   1997
                                                                            ----                   ----
                                                                                Weighted                 Weighted
                                                                     Shares     Average      Shares      Average
                                                                       or       Exercise       or        Exercise
                                                                      Price      Price       Price         Price
                                                                      -----      -----       -----         -----

                    Outstanding, at beginning of year                 673,628    $1.03
                    Granted                                           300,000     2.20       673,628      $1.03
                                                                      -------                -------

                    Outstanding, at end of year                       973,628    $1.39       673,628      $1.03
                                                                      =======    =====       =======      =====

                    Options exercisable, at end of
                        year                                          594,594                524,328
                                                                      =======                =======
                    Options available for grant, at
                        end of year                                   340,706                640,706
                                                                      =======                =======

                    Weighted average fair value of
                        options granted during the year                 $1.64                   $.75
                                                                        =====                   ====

     Options to purchase 385,628 shares granted during 1998 and 1997 vested as of the date of issuance and the remainder will vest at various rates over periods ranging from three to five years.

     Options to purchase 415,628 shares were granted to consultants and other nonemployees during 1997 at exercise prices ranging from $.001 to $1.36 per share. The Company valued the options at $60,000 based on their estimated fair value determined by using methods required by SFAS 123. Accordingly, the Company charged operating expenses and increased additional paid-in capital by the $60,000 value attributed to the options.

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS


  Note 11- Stock options (concluded):

     The following table summarizes information about stock options outstanding at December 31, 1998, all of which were at fixed prices:

                                      Options Outstanding                     Options Exercisable
                                      -------------------                     -------------------
                                                         Weighted
                                                          Average
                                                         Years of         Weighted                          Weighted
                                                         Remaining         Average                           Average
                         Exercise          Number      Contractual        Exercise            Number        Exercise
                          Prices        Outstanding         Life            Price           Exercisable       Price
                          ------        -----------         ----            -----           -----------       -----

                          $0.001            188,294          7.59          $0.001             133,594        $0.001
                            1.10             74,000           8.5            1.10              24,666          1.10
                            1.36            350,334          3.08            1.36             350,334          1.36
                            2.20            361,000          8.45            2.20              86,000          2.20
                                            -------                                          --------

                      $.001-$2.20           973,628          63.6          $ 1.39             594,594        $ 1.39
                      ===========           =======          ====          ======             =======        ======

     Since the Company has elected to continue to use the provisions of APB 25 in accounting for stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost was recognized in the accompanying 1998 and 1997 financial statements for options granted to employees. The pro forma amounts computed as if the Company had elected to recognize compensation cost for options granted to employees based on the estimated fair value of the options at the date of grant, computed as described below, and the related historical amounts reported in the accompanying statements of operations follow:

                                                                                            1998                1997
                                                                                            ----                ----

                    Net loss - as reported                                              $(2,365,382)        $(2,020,695)
                                                                                        ===========         ===========
                    Net loss - pro forma                                                $(2,544,593)        $(2,035,823)
                                                                                        ===========         ===========
                    Basic loss per share - as reported                                    $(.79)                $(.67)
                                                                                          =====                 =====
                    Basic loss per share - pro forma                                      $(.85)                $(.68)
                                                                                          =====                 =====

     The fair value of each option granted was estimated as of the date of grant using the "minimum value model" described in SFAS 123 with the following weighted-average assumptions used for 1998 and 1997:

                                                                                            1998             1997
                                                                                            ----             ----
                    Expected volatility                                                      0%                0%
                    Risk-free interest rate                                               5.85%             5.85%
                    Expected years of option life                                          5.0               5.0
                    Expected dividends                                                       0%                0%

                                 LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 12- Other subsequent events:

     Additional borrowings:

     In January 1999, the Company issued senior subordinated secured promissory notes in the principal amount of $1,000,000 through a private placement that was exempt from registration under the Securities Act of 1933 and received net proceeds of $400,000. The notes will be payable on the earlier of December 31, 1999 or the date, if any, on which there is a change in the control of the Company. The discount on the notes of $600,000 (60%) will be amortized to expense over the period from the date of issuance to December 31, 1999. The notes are secured by all of the Company's assets. The rights to payments and the interests in the pledged assets are subordinated to the rights of InterEquity.

     Shares issued in connection with extensions of loan payments:

     During the period January 1, 1999 through July 1999, the Company deferred the seven principal payments totaling $106,570 due on the note payable to InterEquity by issuing 159,855 shares of its common stock (see Note 6).

     Planned recapitalization and merger:

     As explained in Note 2, the Company signed a nonbinding letter of intent on June 11, 1999 related to a proposed plan for the consummation of a series of transactions whereby, in effect, the Company would merge with BCAM and the combined companies would be recapitalized. Pursuant to the plan, BCAM would spin-off the software, technology and consulting business which comprises all of its operations and, accordingly, it would become a nonoperating, publicly held "shell company" immediately prior to the consummation of the plan. The Company's stockholders would receive shares of preferred and common stock of BCAM in exchange for all of the shares of preferred and common stock of the Company outstanding immediately prior to the consummation of the plan. The Company would then become a wholly-owned subsidiary of BCAM, its operations would comprise the only operations of the combined companies and its stockholders would own approximately 80% of the voting stock of the combined companies. Therefore, if the merger is consummated, it will be treated as a "purchase business combination" and a "reverse acquisition" for accounting purposes in which BCAM would be the legal acquirer and the Company would be the accounting acquirer. As a result, the assets and liabilities of the Company would continue to be recorded at their historical carrying values, and the historical financial statements of the merged companies before and after the effective date of the Merger would be those of the Company, the accounting acquirer.

     The consummation of the plan is subject to numerous conditions including, among other things, requirements for the Company to obtain agreements whereby (i) the 10% note and the noninterest bearing loans payable to one of the Company's stockholders described in Note 6, the senior subordinated secured promissory notes issued through the private placement in January 1999 described above, the accrued interest on those notes and loans and certain accounts payable would be converted into shares of the Company's common stock and (ii) it would receive approximately $750,000 in cash from new financing through the private placement of shares of common stock.

                                LUNGCHECK INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 12-    Other    subsequent    events    (concluded):

     Planned recapitalization and merger (concluded):

     Management of the Company believes that if proposed transactions are completed as planned, the combined companies would have working capital of approximately $220,000 and total stockholder's equity of approximately $280,000 as of the date of consummation.



                                     * * *
                                      F-24